SF noted that the extensions were completed as the Company was completing their restated filings for 2011, 2012 Q1, and 2012 Q2 along with their Q3 and 2012 year end filings. Once these are completed, the Company will be able to obtain the financing to complete the payoff agreements, thus the treatment is correct.

GEL PROPERTIES LLC

April 10, 2013

Silver Dragon Resources Inc.
200 Davenport Road
Toronto, Ontario
Canada, M5J 1R2
Attn: Marc M. Hazout

Re: Extension of Payoff Letter

Ladies and Gentlemen:

Reference is made to the letter agreement dated December 6, 2012 (the "Payoff Letter") regarding the payoff of certain notes and other agreements between Silver Dragon Resources Inc., a Delaware corporation ("Silver Dragon") and GEL Properties, LLC, a Delaware limited liability company ("GEL Properties").

GEL Properties and Silver Dragon have agreed to replace all references to March 31, 2013 in the Payoff Letter with June 30, 2013. Silver Dragon will pay to GEL Properties $10.00 in consideration for this extension to the payoff date. All other terms and conditions of the Payoff Letter remain in full force and effect.

This letter and the acknowledgment hereto may be executed in any number of counterparts, each of which when executed and delivered by facsimile transmission or other electronic transmission (e.g. a "pdf" or "tif") or otherwise shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[The next page is the signature page.]

Very truly yours,

GEL PROPERTIES, LLC

By: [signature]
Name: Morris Lichtenstein
Title: ______________________

AGREED TO AND ACKNOWLEDGED:

SILVER DRAGON RESOURCES INC.

By: [signature]
Name: MARC HAZOUT
Title: PRESIDENT + CEO